UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2013

TPG Specialty Lending, Inc.

(Exact name of registrant as specified in charter)

Delaware	814-00854	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 3300 Fort Worth, TX	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 871-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On November 5, 2013, TPG Specialty Lending, Inc. (the “Company”) entered into an agreement to amend its senior secured revolving credit facility with Deutsche Bank Trust Company Americas (“DBTCA”) as administrative agent, and DBTCA and certain of its affiliates as lenders (as amended, the “Revolving Credit Facility”). The amendment to the Revolving Credit Facility extended the stated maturity date from December 22, 2013 to June 30, 2014.

The foregoing description of the amendment to the Revolving Credit Facility is not complete and is qualified in its entirety by reference to the full text of such agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02 – Appointment of Certain Officers

On November 5, 2013, Alan Kirshenbaum, was elected by the Company’s Board of Directors to the position of Chief Financial Officer replacing John E. Viola.

Prior to being named Chief Financial Officer, Mr. Kirshenbaum was a Vice President of the Company since 2011. From 2011 to 2013, Mr. Kirshenbaum was Chief Financial Officer and Executive Director of TPG Special Situations Partners (“TSSP”). From 2007 to 2011, Mr. Kirshenbaum was the Chief Financial Officer of Natsource, a private investment firm. Mr. Kirshenbaum was a Managing Director, Chief Operating Officer and Chief Financial Officer of MainStay Investments from 2006 to 2007. Mr. Kirshenbaum joined Bear Stearns Asset Management (“BSAM”) in 1999 and was BSAM’s Chief Financial Officer from 2003 to 2006. Prior to working at BSAM, Mr. Kirshenbaum worked in public accounting at KPMG from 1996 to 1999 and J.H. Cohn from 1994 to 1996. Mr. Kirshenbaum is a Certified Public Accountant and received a B.S. from Rutgers University in 1994 and an M.B.A. from New York University’s Stern School of Business in 2003.

Mr. Kirshenbaum will serve as the Company’s Chief Financial Officer until his resignation or earlier termination.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

10.1	Third Amendment to Amended and Restated Revolving Credit Agreement, dated November 5, 2013, among TPG Specialty Lending, Inc., as Borrower, Deutsche Bank Trust Company Americas, as Administrative Agent, and Lenders Named Herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG SPECIALTY LENDING, INC. (Registrant)

Date: November 7, 2013	By:	/s/ Ronald Cami
Ronald Cami
Vice President